Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

January 2, 2019
FOR IMMEDIATE RELEASE

Company Contact
Jacqueline E. Burwitz
Vice President,
Investor Relations
314-985-2169

ENERGIZER HOLDINGS, INC. ANNOUNCES THE CLOSING OF THE SPECTRUM BRANDS’ BATTERY AND PORTABLE LIGHTING BUSINESS ACQUISITION

ST. LOUIS, January 2, 2019. – Energizer Holdings, Inc. (NYSE: ENR) announced the closing of its acquisition of Spectrum Brands’ Battery and Portable Lighting Business for the purchase price of $2.0 billion in cash, subject to certain adjustments.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world’s largest manufacturers of primary batteries and portable lighting products and is anchored by its two globally recognized brands Energizer® and EVEREADY®. Energizer is also a leading designer and marketer of automotive fragrance and appearance products from recognized brands such as Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL®, Eagle One® and Nu Finish®. As a global branded distributor of consumer products, our mission is to lead the charge to deliver value to our customers and consumers better than anyone else. Visit www.energizerholdings.com for more details.

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